Exhibit 32.1

CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of WHITE FOX VENTURES, INC. (FORMERLY BREATHE ECIG CORP.) (the “Company”) on Form 10-Q for the quarter ending September 30, 2016, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), I, Shinsuke Nakano, Director and Chief Executive Officer (Principal Executive Officer) of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the quarter ending September 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the quarter ending September 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 6, 2017	By:	/s/ Shinsuke Nakano
Shinsuke Nakano
Director, Chief Executive Officer WHITE FOX VENTURES, INC. (FORMERLY BREATHE ECIG CORP.)